-------------------------------------------------------------------------
      CONFIDENTIAL: ANNEXES B, C AND D AND SCHEDULES 1, 2, 3 AND 4 OF THIS
          LEASE AGREEMENT ARE SUBJECT TO RESTRICTIONS ON DISSEMINATION
    SET FORTH IN SECTION 8 OF THE PARTICIPATION AGREEMENT (AS DEFINED HEREIN)
    -------------------------------------------------------------------------
================================================================================

                            LEASE AGREEMENT [______]

                          Dated as of [_______________]

                                     Between

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                         Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                     Lessor

                                       and

                           CONTINENTAL AIRLINES, INC.,

                                     Lessee
    -------------------------------------------------------------------------

                      One Boeing Model [737-824] [737-924]
                          [767-424] [777-224] Aircraft
              Bearing United States Registration No. N[______] and
               Bearing Manufacturer's Serial No. [______] with two
                               [CFM MODEL 56-7B26]
                 [GE MODEL CF6-80C2B8F] [GE MODEL GE90] Engines
         Bearing Engine Manufacturer's Serial Nos. [______] and [______]

================================================================================

      THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO, AMONG OTHER THINGS, THIS LEASE AGREEMENT HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF WILMINGTON TRUST COMPANY, A DELAWARE BANKING CORPORATION, AS MORTGAGEE, UNDER THE TRUST INDENTURE AND MORTGAGE [______], DATED AS OF [_______________], FOR THE BENEFIT OF THE HOLDERS OF THE EQUIPMENT NOTES REFERRED TO IN SUCH TRUST INDENTURE, ALL TO THE EXTENT PROVIDED IN SUCH TRUST INDENTURE. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN MULTIPLE COUNTERPARTS; TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT MAY BE PERFECTED THROUGH THE DELIVERY OR POSSESSION OF ANY COUNTERPART OF THIS LEASE AGREEMENT OTHER THAN THE COUNTERPART OF THIS LEASE AGREEMENT THAT CONTAINS THE ORIGINAL RECEIPT EXECUTED BY WILMINGTON TRUST COMPANY, AS MORTGAGEE.

                                    CONTENTS


SECTION 1.            DEFINITIONS AND CONSTRUCTION.......................................................1

SECTION 2.            DELIVERY AND ACCEPTANCE............................................................1

         2.1          Delivery and Lease of Aircraft.....................................................1
         2.2          Acceptance by Lessee...............................................................2

SECTION 3.            TERM AND RENT......................................................................2

         3.1          Term...............................................................................2
         3.2          Rent...............................................................................2
         3.3          Payments...........................................................................6

SECTION 4.            DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS.....................6

         4.1          Disclaimer.........................................................................7
         4.2          Certain Agreements of Lessor.......................................................7
         4.3          Quiet Enjoyment....................................................................7
         4.4          Investment of Funds Held as Security...............................................8
         4.5          Title Transfers by Lessor..........................................................9
         4.6          Lessor's Interest in Certain Engines...............................................9
         4.7          Lease For U.S. Federal Income Tax Law Purposes; Section 1110 of Bankruptcy Code...10

SECTION 5.            RETURN OF AIRCRAFT................................................................10

         5.1          Compliance with Annex B...........................................................10
         5.2          Storage and Related Matters.......................................................10
         5.3          Return of Other Engines...........................................................11
         5.4          Fuel..............................................................................11

SECTION 6.            LIENS.............................................................................11


SECTION 7.            REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS.......................12

         7.1          Registration and Operation........................................................12
         7.2          Possession........................................................................14
         7.3          Certain Limitations on Subleasing or Other Relinquishment of Possession...........18


SECTION 8.            MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS
                      AND ADDITIONS; OTHER LESSEE COVENANTS.............................................19

         8.1          Maintenance; Replacement and Pooling of Parts; Alterations,
                      Modifications and Additions.......................................................19
         8.2          Information, Certificates, Notices and Reports....................................19

SECTION 9.            VOLUNTARY TERMINATION UPON OBSOLESCENCE...........................................21

         9.1          Right of Termination..............................................................21
         9.2          Election by Lessor to Sell........................................................21
         9.3          Retention of Aircraft by Lessor...................................................24

SECTION 10.           LOSS, DESTRUCTION, REQUISITION, ETC...............................................26

         10.1         Event of Loss With Respect to Aircraft............................................26
         10.2         Event of Loss With Respect to an Engine...........................................28
         10.3         Conditions to any Replacement.....................................................29
         10.4         Conveyance to Lessee..............................................................31
         10.5         Application of Payments...........................................................31
         10.6         Requisition of Aircraft for Use...................................................32
         10.7         Requisition of an Engine for Use..................................................33
         10.8         Application of Payments...........................................................33
         10.9         Application of Payments During Existence of a Lease Event of Default..............33

SECTION 11.           INSURANCE.........................................................................34

         11.1         Lessee's Obligation to Insure.....................................................34
         11.2         Insurance for Own Account.........................................................34
         11.3         Indemnification by Government in Lieu of Insurance................................34
         11.4         Application of Insurance Proceeds.................................................35
         11.5         Application of Payments During Existence of Lease Event of Default................35

SECTION 12.           INSPECTION........................................................................35

SECTION 13.           ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE.......................................36

         13.1         In General........................................................................36
         13.2         Merger of Lessee..................................................................36
         13.3         Assignment Security for Lessor's Obligations......................................37
         13.4         Successor Owner Trustee...........................................................38


SECTION 14.           LEASE EVENTS OF DEFAULT...........................................................38

         14.1         Payments..........................................................................38
         14.2         Insurance.........................................................................39
         14.3         Other Covenants...................................................................39
         14.4         Representations and Warranties....................................................39
         14.5         Bankruptcy and Insolvency.........................................................40

SECTION 15.           REMEDIES AND WAIVERS..............................................................40

         15.1         Remedies..........................................................................40
         15.2         Limitations Under CRAF............................................................44
         15.3         Right to Perform for Lessee.......................................................44
         15.4         Determination of Fair Market Rental Value and Fair Market Sales Value.............45
         15.5         Remedies Cumulative...............................................................45

SECTION 16.           LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC................................46


SECTION 17.           RENEWAL AND PURCHASE OPTIONS......................................................46

         17.1         Notices Generally.................................................................46
         17.2         Renewal Options...................................................................47
         17.3         Purchase Option...................................................................49
         17.4         Appraisals........................................................................50

SECTION 18.           MISCELLANEOUS.....................................................................51

         18.1         Amendments........................................................................51
         18.2         Severability......................................................................51
         18.3         Third-Party Beneficiary...........................................................51
         18.4         Reproduction of Documents.........................................................52
         18.5         Counterparts......................................................................52
         18.6         Notices...........................................................................52
         18.7         GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..................................53
         18.8         No Waiver.........................................................................54
         18.9         Entire Agreement..................................................................54

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A             Definitions
ANNEX B             Return Conditions
ANNEX C             Maintenance
ANNEX D             Insurance

EXHIBIT A           Form of Lease Supplement
EXHIBIT B           Form of Return Acceptance Supplement

SCHEDULE 1          Certain Terms
SCHEDULE 2          Basic Rent
SCHEDULE 3          Stipulated Loss Value Schedule
SCHEDULE 4          Termination Value Schedule
SCHEDULE 5          Permitted Countries
SCHEDULE 6          Placards

                            LEASE AGREEMENT [______]


      LEASE AGREEMENT [______], dated as of [_______________] (this "Agreement" or "Lease"), between (a) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1 below) ("Lessor" or "Owner Trustee"), and (b) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee").

                                    RECITALS

      A. Lessor and Lessee are parties to the Participation Agreement, pursuant to which, among other things, Lessor and Lessee have agreed to enter into this Agreement.

      B. Pursuant to the Trust Agreement, Owner Participant has authorized Lessor to enter into this Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

      Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2.  DELIVERY AND ACCEPTANCE

      2.1   DELIVERY AND LEASE OF AIRCRAFT

      Lessor hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease to Lessee for the Term and Lessee hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease from Lessor for the Term, the Aircraft, commencing immediately upon acquisition of the Aircraft by Lessor pursuant to the Purchase Agreement Assignment.

      2.2   ACCEPTANCE BY LESSEE

      (a) By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Agreement.

      (b) Lessor has authorized one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft on behalf of Lessor pursuant to the Purchase Agreement Assignment and the Participation Agreement. Lessee hereby agrees that if delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement.

SECTION 3.  TERM AND RENT

      3.1   TERM

      The Aircraft shall be leased hereunder for the Term, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement. Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Section 17, for the Renewal Lease Term.

      3.2   RENT

            3.2.1 INTERIM RENT; BASIC RENT; ADJUSTMENTS TO BASIC RENT AND CERTAIN OTHER AMOUNTS

      (a) Lessee shall pay Interim Rent to Lessor on the last day of the Interim Lease Term, which shall be allocated to the Interim Lease Term. During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in Schedule 2 for such Payment Date, which shall be allocated to the Payment Period ending on such Payment Date, if designated as a payment in arrears, or allocated to the Payment Period commencing on such Payment Date, if designated as a payment in advance, in each case as specified in Schedule 2, as such amount may be adjusted pursuant to Section 3.2.1(b).

      (b) Basic Rent, Stipulated Loss Values and Termination Values, shall be subject to adjustment as follows:

            (i) In the event that Transaction Expenses paid by Lessor pursuant to Section 9.2 of the Participation Agreement are determined to be other than 1.0% of Lessor's Cost, then in each case the Basic Rent percentages set forth in Schedule 2, Stipulated Loss Value percentages set forth in
      Schedule 3 and the Termination Value percentages set forth in Schedule 4 shall be recalculated (upwards or downwards) by the Owner Participant, on or prior to the 120th day after the Delivery Date using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value percentages in order to (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof.

            (ii) In the event of a refinancing as contemplated by Section 11 of the Participation Agreement, then the Basic Rent percentages set forth in
      Schedule 2, Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in Schedule 4 shall be recalculated (upwards and downwards) by the Owner Participant as contemplated by such Section to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

            (iii) In the event that Lessee is required to indemnify the Owner Participant under the Tax Indemnity Agreement, then (A) in the event that the Lessee agrees to satisfy such indemnity obligation pursuant to Section __ of the Tax Indemnity Agreement, the Basic Rent percentages set forth in
      Schedule 2, and (B) in any event, the Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in
      Schedule 4 shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Tax Loss or Foreign Tax Credit Loss (as each such term is defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Tax Loss or Foreign Tax Credit Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages and the Termination Value percentages on the Delivery Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

      (c) All adjustments pursuant to Section 3.2.1(b) shall be made as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the percentages of Basic Rent, Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to verification at the request of Lessee in accordance with this Section 3.2.1(c), on the basis of the same methodology and assumptions used by Owner Participant in determining the percentages of Basic Rent, Stipulated Loss Value and Termination Value as of the Delivery Date, except as such assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments shall (i) be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code unless such adjustments are made in a manner that reflects the effect of such characterization and (ii) be in compliance with the requirements of Sections 4.02(5), 4.07(l) and, on a prospective basis, 4.08(1) of Revenue Procedure 75-28, except to the extent that on the Delivery Date the Lease constituted a "disqualified leaseback or long-term agreement" or was not in compliance with the regulations referred to in clause (ii). All adjustments required pursuant to Section 3.2.1(b) shall be set forth in a Lease Supplement or in an amendment to this Lease, and promptly after execution thereof by Lessor and Lessee, Lessee shall give a copy thereof to Mortgagee.

      (d) If Lessee believes that any calculations by Owner Participant pursuant to Section 3.2.1(c) are in error, and if, after consultation, Lessee and Owner Participant are unable to agree on an adjustment, then a nationally recognized firm of accountants selected by Lessee and reasonably satisfactory to Owner Participant shall verify such calculations. Owner Participant will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in Section 3.2.1(c) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such accountants, provided that if it results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by ten or more basis points from the remaining Net Present Value of Rents as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

      (e) Notwithstanding anything to the contrary in any Operative Agreement, the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Equipment Notes; provided, however, that no installment of Basic Rent shall be increased to the extent such increase would be based upon (i) any attachment or diversion of Basic Rent on account of Lessor Liens, (ii) any modification of the payment terms of the Equipment Notes, other than as required or permitted by any Operative Agreement (including, without limitation, as permitted upon the occurrence of a Lease Event of Default) or (iii) the acceleration of any Equipment Note or Equipment Notes due solely to the occurrence of an Indenture Event of Default that does not constitute a Lease Event of Default.

            3.2.2   SUPPLEMENTAL RENT

      Lessee shall pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto as Supplemental Rent, to the extent permitted by applicable Law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 12:30 p.m., New York time, on the date when due (so long as, in the case of any person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

      3.3   PAYMENTS

      (a) Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 12:30 p.m., New York time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement or to such other account in the United States as directed by Lessor to Lessee in writing at least 10 Business Days prior to the date such payment of Rent is due or, in the case of any payment of Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee at least 10 Business Days prior to the date such payment of Rent is due.

      (b) Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

      (c) So long as Lessee has not received written notice from the Mortgagee that the Lien of the Trust Indenture has been discharged, and notwithstanding
Section 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in Schedule 1 to the Participation Agreement, or to such other account in the United States as Mortgagee may specify by written notice to Lessor and Lessee at least 10 Business Days prior to the date such payment of Rent is due.

      (d) Excluded Payments shall be paid by wire transfer of immediately available Dollars to the account of the person specified in the Participation Agreement or, if not so specified, to such account in the United States as may be specified by such person by written notice to Lessor and Lessee from time to time at least 10 Business Days prior to the date such payment is required to be made.

      (e) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve 30-day months.

SECTION 4.  DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

      4.1   DISCLAIMER

      LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE AND ANY PARTICIPANT (i) LESSEE HAS SELECTED THE AIRCRAFT AND MANUFACTURER THEREOF AND (ii) NONE OF LESSOR, MORTGAGEE AND ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO:

      (v) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

      (w) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

      (x) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

      (y) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; OR

      (z) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF.

      4.2   CERTAIN AGREEMENTS OF LESSOR

      Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

      4.3   QUIET ENJOYMENT

      So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not interfere with Lessee's rights hereunder to continued possession, use and operation of, and quiet enjoyment of, the Aircraft during the Term.

      4.4   INVESTMENT OF FUNDS HELD AS SECURITY

            4.4.1   INVESTMENT

      Any moneys required to be paid to or retained by Lessor that are required to be paid to Lessee or applied as provided herein shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, by or as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor using its best efforts; provided, that so long as the Lien of the Trust Indenture shall not have been discharged, such moneys shall be invested and held by Mortgagee, as assignee of Lessor, in accordance with this Lease and upon discharge of such Lien, Mortgagee shall pay any such money held by it to Lessor to be held and invested in accordance with this Section.

            4.4.2   PAYMENT OF GAIN OR LOSS

      Any net gain (including interest received) realized as the result of investments pursuant to Section 4.4.1 (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4.4.1 above.

            4.4.3   LIMITATION OF LIABILITY

      All investments under this Section 4.4 shall be at the expense and risk of Lessee, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this Section 4.4 other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor without instructions whenever such sale is necessary to make a distribution required by this Lease.

      4.5   TITLE TRANSFERS BY LESSOR

      If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to this Lease, then (a) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor Liens, (2) so long as the Lien of the Trust Indenture has not been discharged, comply with the Trust Indenture relating to the release of the Aircraft, Airframe or such Engine, (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted under the Purchase Agreement, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (4) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may be) may reasonably request.

      4.6   LESSOR'S INTEREST IN CERTAIN ENGINES

      Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that Lessor, its successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

      4.7 LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES; SECTION 1110 OF BANKRUPTCY CODE

      (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines and Parts.

      (b) It is the intention of each of Lessee and Lessor that Lessor (and Mortgagee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided in this Lease.

SECTION 5.  RETURN OF AIRCRAFT

      5.1   COMPLIANCE WITH ANNEX B

      Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein.

      5.2   STORAGE AND RELATED MATTERS

      If Lessor gives written notice to Lessee not less than 60 days nor more than 120 days prior to the end of the Term requesting storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with outdoor parking facilities for the Aircraft for a period up to 30 days, commencing on the date of such return, and upon request of Lessor to Lessee made at least 10 days prior to the end of such initial 30 day period, for an additional 30 day period commencing upon expiration of such initial period, at such storage facility in the 48 contiguous states of the United States as Lessee may select. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such storage period, PROVIDED that Lessor shall reimburse Lessee for Lessee's out-of-pocket cost of providing such insurance. Such storage shall be at Lessor's risk, and Lessor shall pay all applicable storage fees, except that Lessee shall pay the parking fees for the initial 30 day storage period; PROVIDED that Lessee's obligation to provide parking shall be subject to Lessor entering into an agreement prior to the commencement of the storage period with the storage facility providing, among other things, that Lessor shall bear all maintenance charges and other costs (other than parking fees for the initial 30 day period) incurred.

      5.3   RETURN OF OTHER ENGINES

      In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto. Thereupon, Lessor will transfer to Lessee the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

      5.4   FUEL

      Upon the return of the Airframe upon any termination of this Lease, Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, PROVIDED that if the Aircraft is being returned in connection with the exercise of remedies pursuant to Section 15, Lessor shall have no obligation to make such payment to Lessee until Lessor shall have been paid all amounts due to it pursuant to Section 15.

SECTION 6.  LIENS

      Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title to any of the foregoing or any interest of Lessee therein, or the Lessee's rights in and to this Lease or any Permitted Sublease, except (a) the respective rights of Lessor, Mortgagee, the Participants or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7.2 and 7.3 or Annex C; (d) Liens for Taxes of Lessee (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Lessee Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Lessee (or against any Permitted Sublessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture, and (g) any other Lien with respect to which Lessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine or any Part during the Term.

SECTION 7.  REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS

      7.1   REGISTRATION AND OPERATION

            7.1.1   REGISTRATION AND RECORDATION

      Subject to the compliance by Lessor and Owner Participant with their respective obligations under Section 13 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 7.1.2 below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Lessor shall execute and deliver all such documents as Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration. Unless Mortgagee has given Lessee notice that the Trust Indenture has been discharged, Lessee shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

            7.1.2   REREGISTRATION

      So long as no Lease Event of Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 7.6.11 of the Participation Agreement.

            7.1.3   MARKINGS

      If permitted by applicable Law, on or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Owner Participant prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in Schedule 6. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this
Section 7.1.3.

            7.1.4   COMPLIANCE WITH LAWS

      Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Aircraft (a) in violation of any Law binding on or applicable to the Aircraft, the Airframe or any Engine, or (b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except
(1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein, any material risk of criminal liability or of material civil penalty against Lessor, Mortgagee or any Participant or impair the lien of the Trust Indenture.

            7.1.5   OPERATION

      Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition by the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 11.3 or (b) in any recognized area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of Section 11 (including, without limitation, Section 11.3), unless in any case referred to in this Section 7.1.5 the Aircraft is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

      7.2   POSSESSION

      Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; PROVIDED, HOWEVER, subject to the provisions of Section 7.3, Lessee may, without such prior written consent:

            7.2.1   INTERCHANGE AND POOLING

      Subject or permit any Permitted Sublessee to subject (i) the Airframe to normal interchange agreements or (ii) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business; PROVIDED, HOWEVER, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10.

            7.2.2   TESTING AND SERVICE

      Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).

            7.2.3   TRANSFER TO U.S. GOVERNMENT

      Transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.

            7.2.4   INSTALLATION OF ENGINES ON OWNED AIRCRAFT

      Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under
Section 7.2.1.

            7.2.5   INSTALLATION OF ENGINES ON OTHER AIRFRAMES

      Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.4 and (b) Lessee or Permitted Sublessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

            7.2.6   INSTALLATIONS OF ENGINES ON FINANCED AIRCRAFT

      Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.4 or 7.2.5 is applicable; PROVIDED, HOWEVER, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Lessee shall comply with Section 10.2 hereof in respect thereof.

            7.2.7   SUBLEASING

      With respect to the Aircraft, Airframe or any Engine, so long as no Lease Event of Default shall have occurred and is continuing, enter into a sublease with any Permitted Air Carrier, but only if:

      (a) Lessee shall provide written notice to Lessor and Mortgagee (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease or, in the case of a sublease to any other Permitted Air Carrier, 10 days in advance of entering into such sublease);

      (b) At the time that Lessee enters into such sublease, such Permitted Air Carrier shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

      (c) Any such sublease (i) shall not extend beyond the expiration of the Base Lease Term or any Renewal Lease Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft, (ii) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease and (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 15 to repossess the Aircraft, Airframe and Engines and to terminate such sublease upon the occurrence of a Lease Event of Default;

      (d) In connection with a sublease to a Permitted Foreign Air Carrier, (1) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Delivery Date) and (2) Lessee shall have furnished Lessor and Mortgagee a favorable opinion of counsel, reasonably satisfactory to Lessor, in the country of domicile of such Permitted Foreign Air Carrier, that (i) the terms of such sublease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Owner Participant, Lessor or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed sublease, (iii) Lessor's title to, and Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 11 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and (v) the agreement of such Permitted Air Carrier that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Air Carrier under applicable law;

      (e) Lessee shall furnish to Lessor, Mortgagee and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by
Section 11 remains in effect;

      (f) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of Lessor, and the first priority security interest (subject to Permitted Liens) of Mortgagee, in the Aircraft, Airframe and Engines;

      (g) Lessee shall reimburse Lessor, Mortgagee and Owner Participant for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor, Mortgagee and Owner Participant in connection with any such sublease; and

      (h) No such sublease shall be made to a Permitted Foreign Air Carrier prior to the close of the Tax Attribute Period, unless Lessee prepays on a lump-sum basis any liability due under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of such sublease.

      7.3   CERTAIN LIMITATIONS ON SUBLEASING OR OTHER RELINQUISHMENT OF
            POSSESSION

      Notwithstanding anything to the contrary in Section 7.2:

      (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to
Section 15, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of a Lease Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of a Lease Event of Default;

      (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

      (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 7.1.2;

      (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2; and

      (e) Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 7.2 and shall not be prohibited by the terms hereof.

SECTION 8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS; OTHER LESSEE COVENANTS

      8.1 MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS

      At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

      8.2   INFORMATION, CERTIFICATES, NOTICES AND REPORTS

            8.2.1   FINANCIAL INFORMATION

      Lessee will furnish to Lessor:

      (a) Within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; PROVIDED THAT so long as Lessee is subject to the reporting -------- ---- requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-Q for such fiscal quarter (excluding exhibits) or an e-mail notice that such report has been filed with the SEC and providing a website address at which such report may be accessed will satisfy this paragraph (a).

      (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; PROVIDED THAT so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-K for such fiscal year (excluding exhibits) or an e-mail notice that such report has been filed with the SEC and providing a website address at which such report may be accessed will satisfy this paragraph
            (b).

            8.2.2   ANNUAL CERTIFICATE

      Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Mortgagee an Officer's Certificate of Lessee (which, in lieu of delivery pursuant to Section 18.6, may be delivered by e-mail and, in such case, need not include a manual signature of a required officer but instead shall set forth a typed signature of such an officer) to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Lessee Operative Agreements and that such officer does not have knowledge of the existence as at the date of such certificate of any Lease Event of Default or, if any such Lease Event of Default exists, specifying the nature and period of existence thereof and the action Lessee has taken or is taking or proposes to take with respect thereto.

            8.2.3   INFORMATION FOR FILINGS

      Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to timely file any reports required to be filed by it, as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, Airframe or Engines, this Lease or any other part of the Trust Estate; provided, however, that with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor, as the case may be, shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor, as the case may be, then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

SECTION 9.  VOLUNTARY TERMINATION UPON OBSOLESCENCE

      9.1   RIGHT OF TERMINATION

      (a) Lessee shall have the right at its option to terminate this Lease during the Base Lease Term, effective only on a Termination Date occurring on or after the fifth anniversary of the Delivery Date, if:

            (i) Lessee makes a good faith determination that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements and the Chief Financial Officer or Treasurer of Lessee so certifies in writing to Lessor; and

            (ii) written notice of Lessee's exercise of its option to terminate this Agreement shall be given to Lessor not less than 90 days prior to the proposed Termination Date specified in such notice.

      (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this Section 9, within 30 days after Lessee gives Lessor written notice pursuant to Section 9.1(a)(ii). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this Section 9.

      (c) Any termination pursuant to this Section 9 shall become effective on the date of the sale, if any, pursuant to Section 9.2 or upon the date of termination and payment by Lessee and Lessor in accordance with Section 9.3 if Lessor elects to retain the Aircraft.

      9.2   ELECTION BY LESSOR TO SELL

            9.2.1   BIDS; CLOSING OF SALE

      Unless Lessor has given Lessee notice of Lessor's election to retain the Aircraft, Lessee, as agent for Lessor, shall, until the date ten Business Days prior to the proposed Termination Date, use commercially reasonable efforts to obtain bids for a cash purchase of the Aircraft and Lessor may, if it desires to do so, also seek to obtain such bids. In the event Lessee receives any bid, Lessee shall promptly, and in any event at least ten Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement for the future use of the Aircraft by Lessee or any such Affiliate) submitting such bid. In the event Lessor receives any bid on or prior to the date ten Business Days prior to the proposed Termination Date, Lessor shall, at least ten Business Days prior to the proposed date of sale, certify to Lessee in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person submitting such bid.

            9.2.2   CLOSING OF SALE

      (a) On the proposed Termination Date (i) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest cash bid (net of applicable brokerage commissions) on or before the date ten Business Days prior to such Termination Date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B, and (ii) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in Section 4.5, against cash paid to Lessor in the amount of such highest bid (net of applicable brokerage commissions and all reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such sale and the related termination of this Lease (collectively, the "Expenses of Sale")) and in the manner and in funds of the type specified in Section 3.3.

      (b) All proceeds of any sale described in Section 9.2.2(a) (net of the Expenses of Sale) shall be paid to and retained by Lessor and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

            (i) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears with respect to the Payment Period then ended; plus

            (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of such Termination Date, over the proceeds of such sale (net of the Expenses of Sale); plus

            (iii) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (i) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

      As a further condition precedent to such sale and delivery, Lessee shall pay all Supplemental Rent due by Lessee to Lessor, Mortgagee or the Participants under this Lease (including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale, (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable, and (C) the Expenses of Sale).

      (c) Upon and subject to any such sale and receipt of proceeds by Lessor, and full and final payment of all amounts described in Section 9.2.2(b), and compliance by Lessee with all the other provisions of this Section 9.2,

            (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

            (ii) the obligation of Lessee to pay Basic Rent, on or after the Payment Date with reference to which Termination Value is computed, shall cease, and the Term for the Aircraft shall end effective as of the date of such sale.

      (d) A sale of the Aircraft pursuant to this Section 9.2.2 shall take place only on a Termination Date. Subject to Section 9.3, if no sale shall have occurred on or as of the proposed Termination Date, this Agreement shall continue in full force and effect, and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and, subject to Section 9.2.3(b), Lessee may give another notice pursuant to Section 9.1.

            9.2.3   WITHDRAWAL OF NOTICE OF TERMINATION

      (a) Lessee may withdraw any notice given pursuant to Section 9.1 at any time on or before the date ten Business Days prior to the proposed Termination Date, whereupon this Agreement shall continue in full force and effect and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and Lessee may give another notice pursuant to Section 9.1; PROVIDED that Lessee shall not be entitled to give more than five notices pursuant to Section 9.1.

      (b) Lessee shall pay all reasonable out-of-pocket fees and expenses of Lessor, Mortgagee and Owner Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

      9.3   RETENTION OF AIRCRAFT BY LESSOR

      (a) If Lessor shall elect to retain the Aircraft in accordance with
Section 9.1, on the proposed Termination Date:

            (i) Lessor shall pay, or cause to be paid, in the manner and in funds of the type specified in Section 3.3, to the Mortgagee an amount sufficient to prepay all outstanding Equipment Notes pursuant to Section 2.10(b) of the Trust Indenture;

            (ii) subject to receipt by Mortgagee of the funds described in paragraph (i) above, Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B;

            (iii) Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

                  (1) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears with respect to the Payment Period then ended; plus

                  (2) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; and

            (iv) Lessee shall also pay all Supplemental Rent due and payable by Lessee to Lessor, Mortgagee or the other Participants under this Lease (other than any Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale), including without limitation all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts, so payable, and the reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such termination and sale.

      (b) Upon full and final payment to Lessor, Mortgagee and the Participants of the amounts described in Section 9.3(a), and compliance by Lessee with all the other applicable provisions of this Section 9.3,

            (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

            (ii) The obligation of Lessee to pay Basic Rent otherwise due on or after the Termination Date shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.

SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.

      10.1  EVENT OF LOSS WITH RESPECT TO AIRCRAFT

            10.1.1  NOTICE AND ELECTION

      (a) Upon the occurrence of an Event of Loss with respect to the Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor and Mortgagee written notice of such Event of Loss. Within 45 days after such occurrence, Lessee shall give Lessor and Mortgagee written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2, or to replace the Airframe, and any such Engines, as provided in Section 10.1.3.

      (b) Any failure by Lessee to give such notice of its election shall be deemed to be an election of the option set forth in Section 10.1.2. In addition, Lessee shall not be entitled to elect the option set forth in Section 10.1.3 if, at the time Lessor receives such notice from Lessee, there shall have occurred and be continuing a Special Default or a Lease Event of Default.

      (c) For purposes of Section 10.1.2, an Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft. For purposes of Section 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

            10.1.2  PAYMENT OF LOSS AND TERMINATION OF LEASE

      (a) If Lessee elects, in accordance with Section 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in Section 3.3, the following amounts:

            (i) on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election under Section 10.1.1 to make payment under this Section 10.1.2), Lessee shall pay to Lessor:

            (1) all unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date that is on or immediately preceding the Loss Payment Date; plus

            (2) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent; plus

            (3)   if the Stipulated Loss Value Date used in the foregoing clause
                  (1) is a Payment Date on which Basic Rent payable in arrears is due, the amount of such Basic Rent; plus

            (4) as provided in Section 3.2.2, interest on the amount specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

            (5) interest on the amounts specified in the foregoing clauses (2) and (3) at the SLV Rate from and including the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent to the date such amount is due, and thereafter at the Payment Due Rate to the date of payment of such amounts in full; and

            (ii) on or before the date required for payment of the amounts specified in paragraph (i) above, Lessee shall also pay to Lessor, Mortgagee and the other Participants all other amounts due and payable by Lessee to Lessor, Mortgagee and the other Participants under this Lease, the Participation Agreement or any other Lessee Operative Agreement.

      (b) Upon payment in full of all amounts described in the foregoing paragraph (a),(i) the obligation of Lessee to pay Interim Rent, Basic Rent or Renewal Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end and (iii) Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.5.

            10.1.3  REPLACEMENT OF AIRFRAME AND ENGINES

      (a) If Lessee elects, in accordance with Section 10.1.1, to replace the Airframe, and any Engines actually suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Airframe, and any such Engine, title to a Replacement Airframe (which shall comply with paragraph (b) below), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in Section 10.3, then Lessee shall be deemed to have initially made the election set forth in
Section 10.1.2 with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 3.3, the amounts required under, and in accordance with, Section 10.1.2.

      (b) Any such Replacement Airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check), at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with the Lease). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, Section
10.2 (other than the notice requirement set forth in Section 10.2.1).

      10.2  EVENT OF LOSS WITH RESPECT TO AN ENGINE

            10.2.1  NOTICE

      Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor written notice of such Event of Loss.

            10.2.2  REPLACEMENT OF ENGINE

      Lessee shall, promptly and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with the Lease).

            10.2.3  ENGINE EXCHANGE

         Upon not less than five (5) Business Days' prior written notice to Lessor, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of Section 10.2.2. Such Exchanged Engine shall be deemed to be a "Replacement Engine" and Lessor and Lessee shall comply with the provisions of Section 10.3 with regard to the Exchanged Engine and the Engine so replaced.

      10.3  CONDITIONS TO ANY REPLACEMENT

            10.3.1  DOCUMENTS

      Prior to or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall take each of the following actions:

      (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satisfactory to Lessor and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Act;

      (b) cause (i) a Lease Supplement subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act, (ii) a Trust Indenture Supplement, subjecting such Replacement Airframe or Replacement Engine to the Trust Indenture, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act and (iii) such Financing Statements and other filings, as Lessor or Mortgagee may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor and Mortgagee (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

      (c) furnish such evidence of compliance with the insurance provisions of
Section 11 with respect to such Replacement Airframe or Replacement Engine as Lessor may reasonably request;

      (d) furnish an opinion or opinions of Lessee's counsel (which may be Lessee's legal department) reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee to the effect that (i) such full warranty bill of sale referred to in Section 10.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine and (ii) in the case of a Replacement Airframe, Lessor and Mortgagee, as assignee of Lessor, will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion referred to in this clause (ii) need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor;

      (e) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Lease Supplement and Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act; and

      (f) with respect to the replacement of the Airframe, and any Engine installed thereon at the time of the subject Event of Loss, if requested by Lessor and at Lessor's expense, furnish a certified report of a qualified independent aircraft appraiser, reasonably satisfactory to Lessor, certifying that such Replacement Airframe and any such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 10.1.3(b).

      Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 10.3.1 relating to compliance with the requirements of the Act or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

            10.3.2  OTHER OBLIGATIONS

      (a) Lessor and Lessee agree that, upon any Replacement Airframe becoming the Airframe hereunder, and upon any Replacement Engine becoming an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of, among other things, such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the benefits of
Section 1110 with respect to any Replacement Airframe or Replacement Engine and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such benefits.

      (b) No Event of Loss with respect to an Engine, or with respect to an Airframe, shall result in, or otherwise allow or permit (other than as provided in Section 10.1.2(b)), any reduction, deferral, discharge or other change in the timing or amount of any Rent payable by Lessee hereunder, and (subject to such Section 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred

      10.4  CONVEYANCE TO LESSEE

      Upon compliance by Lessee with the applicable terms of Sections 10.1.3,
10.2 and 10.3.1, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.5.

      10.5  APPLICATION OF PAYMENTS

      Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 11), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

            10.5.1  REPLACEMENT OF AIRFRAME AND ENGINES

      If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Lessee with the applicable terms of Section 10.1.3 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

            10.5.2  LOSS OF ENGINE

         If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of
Loss), upon compliance by Lessee with the applicable terms of Section 10.2.2 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

            10.5.3  PAYMENT OF LOSS

      If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 10.1.2, such amounts shall be applied as follows:

      (a) FIRST, if the sum described in Section 10.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged, except with respect to Excluded Payments) to the extent necessary to pay in full such sum;

      (b) SECOND, the remainder, if any, shall be paid to Lessee.

      10.6  REQUISITION OF AIRCRAFT FOR USE

      If any Government Entity shall requisition for use the Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition and all of Lessee's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred; PROVIDED, HOWEVER, that if the Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term or within 30 days thereafter, and Lessor, upon notice given not less than 30 days nor more than 120 days before the end of the Term, shall have elected to treat such event as constituting an Event of Loss with respect to the Aircraft, Lessee shall then be deemed to have made the election set forth in Section 10.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to Section 10.1.2 with respect to the Aircraft as if an Event of Loss had occurred as of the end of the Term. If Lessor shall not have elected to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon their return by such Government Entity, and Lessee shall pay to Lessor upon such return an amount equal to the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return, up to a maximum of 30 days.

      10.7  REQUISITION OF AN ENGINE FOR USE

      If any Government Entity shall requisition for use any Engine but not the Airframe, Lessee will replace such Engine by complying with the applicable terms of Sections 10.2 and 10.3 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 10.5.2.

      10.8  APPLICATION OF PAYMENTS

      All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engines or engines installed thereon during the Term shall be paid over to, or retained by, Lessee and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engines or engines installed thereon after the Term shall be paid over to, or retained by, Lessor; provided that, if such requisition constitutes an Event of Loss, or Lessor has elected under Section
10.6 to treat such requisition as an Event of Loss, then all such payments shall be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged), and held as provided in Section 10.5.

      10.9  APPLICATION OF PAYMENTS DURING EXISTENCE OF A LEASE EVENT OF DEFAULT

      Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Special Default or Lease Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements and shall be invested pursuant to Section 4.4 hereof unless and until Lessor shall have demanded liquidated damages pursuant to Section 15.1.3 or 15.1.4 and such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Special Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.9.

SECTION 11. INSURANCE

      11.1  LESSEE'S OBLIGATION TO INSURE

      Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

      11.2  INSURANCE FOR OWN ACCOUNT

      Nothing in Section 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee or Owner Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); PROVIDED, HOWEVER, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 11 and Annex D.

      11.3  INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE

      Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex D, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this Section 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

      11.4  APPLICATION OF INSURANCE PROCEEDS

      As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this Section 11 will be applied in accordance with Section 10.5. All proceeds of insurance required to be maintained by Lessee, in accordance with Section 11 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

      11.5  APPLICATION OF PAYMENTS DURING EXISTENCE OF LEASE EVENT OF DEFAULT

      Any amount described in this Section 11 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Special Default or Lease Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and shall be invested pursuant to Section 4.4 hereof unless and until Lessor shall have demanded liquidated damages pursuant to Section 15.1.3 or
15.1.4 and such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Special Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 11.5.

SECTION 12. INSPECTION

      (a) At all reasonable times Lessor, Mortgagee or the Owner Participant, and their respective authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless a Lease Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including, without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Lessee or such Permitted Sublessee.

      (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft, Airframe and Engines.

      (c) With respect to such rights of inspection, Lessor, Owner Participant and Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

      (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 12(a)).

SECTION 13. ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE

      13.1  IN GENERAL

      This Lease and the other Lessee Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted by the terms of the Lease or any other Lessee Operative Agreement, Lessee will not, without the prior written consent of Lessor and Mortgagee, assign any of its rights under this Lease. Except as otherwise provided herein (including, without limitation, under the provisions of Section 15 hereof), Lessor and Mortgagee may not assign or convey any of its right, title and interest in and to this Lease or the Aircraft without the prior written consent of Lessee, such consent not to be unreasonably withheld.

      13.2  MERGER OF LESSEE

            13.2.1  IN GENERAL

         Lessee shall not consolidate with or merge into any other person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

      (a) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

      (b) such person executes and delivers to Lessor and Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lessor, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

      (c) such person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger; and

      (d) immediately after giving effect to such consolidation or merger no Lease Event of Default shall have occurred and be continuing.

            13.2.2  EFFECT OF MERGER

      Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lease.

      13.3  ASSIGNMENT SECURITY FOR LESSOR'S OBLIGATIONS

      In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Trust Indenture, among other things, to assign to Mortgagee this Lease and to mortgage the Aircraft, Airframe and Engines in favor of Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. In accordance with Section 3.3(c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Lien of the Trust Indenture, to Lessor), all amounts of Rent (other than

Excluded Payments) due or to become due hereunder and assigned to Mortgagee and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in Section 16 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessee to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect.

      13.4  SUCCESSOR OWNER TRUSTEE

      Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

SECTION 14. LEASE EVENTS OF DEFAULT

      The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute a Lease Event of Default so long as it shall not have been remedied:

      14.1  PAYMENTS

      Lessee shall fail to pay any amount of Interim Rent, Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value within ten (10) Business Days after the same shall have become due; or Lessee shall fail to pay any Supplemental Rent (other than Stipulated Loss Value or Termination Value) when due and such failure shall continue for a period in excess of ten (10) Business Days from and after the date of any written notice to Lessee from Lessor of the failure to make such payment when due; provided that any such failure to pay any Excluded Payment shall not constitute a Lease Event of Default until written notice is given by the Owner Participant to Lessee and Mortgagee that such failure constitutes a Lease Event of Default and such failure shall have continued for a period in excess of ten (10) Business Days after such notice.

      14.2  INSURANCE

      Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 11.

      14.3  OTHER COVENANTS

      Lessee shall fail to observe or perform (or cause to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Lessee from Lessor or Mortgagee, unless such failure is capable of being corrected and Lessee shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice.

      14.4  REPRESENTATIONS AND WARRANTIES

         Any representation or warranty made by Lessee herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in the Tax Indemnity Agreement) (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Participants or Lessor) for a period in excess of 30 days from and after the date of written notice thereof from Lessor or Mortgagee to Lessee.

      14.5  BANKRUPTCY AND INSOLVENCY

      (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time), or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee's board of directors shall adopt a resolution authorizing any of the foregoing; or

      (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of substantially all of its property, or substantially all of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

      (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

SECTION 15. REMEDIES AND WAIVERS

      15.1  REMEDIES

      If any Lease Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

            15.1.1  RETURN AND REPOSSESSION

      Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, the Airframe and Engines as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Section 5 as if the Airframe or Engine were being returned at the end of the Base Lease Term or any Renewal Lease Term or Lessor, at its option, may enter upon the premises where the Airframe or any Engine, or any Part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

            15.1.2  SALE AND USE

      Lessor may sell the Airframe and/or any Engine at public or private sale, at such times and places, and to such Persons (including Lessor, Mortgagee or any Participant), as Lessor may determine; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Airframe and/or any Engine, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 15, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default. Lessor shall give Lessee at least 15 days prior written notice of the date fixed for any public sale of the Airframe and/or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

            15.1.3  CERTAIN LIQUIDATED DAMAGES

      Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1.1 or 15.1.2 with respect to the Airframe and/or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be the Stipulated Loss Value Date next occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in
Section 3.3, as liquidated damages for loss of a bargain and not as a penalty

(in lieu of the Interim Rent, Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

      (a) all unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date specified in such notice; plus

      (b) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

            (i) an amount equal to the excess, if any, of the present value, computed as of the Stipulated Loss Value Date specified in such notice, discounted to such date at a rate per annum equal to the Debt Rate, compounded semiannually, of all unpaid Interim Rent and Basic Rent during the then remaining portion of the Base Lease Term or, if a Renewal Lease Term has commenced, of all unpaid Renewal Rent during the remaining portion of such Renewal Lease Term, over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate per annum equal to the Debt Rate, compounded semiannually) as of the Stipulated Loss Value Date specified in such notice, or

            (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the Stipulated Loss Value Date specified in such notice; plus

      (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

      (d) interest on the amount specified in the foregoing clause (b)(i) or
(b)(ii), according to Lessor's election, at the Payment Due Rate from and including the Stipulated Loss Value Date specified in such notice to the date of payment of such amount.

            15.1.4  LIQUIDATED DAMAGES UPON SALE

      If Lessor, pursuant to Section 15.1.2 or applicable Law, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under

Section 15.1.3 with respect to the Aircraft, Airframe or any Engine, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Interim Rent, Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

      (a) all unpaid Interim Rent, Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date on or immediately preceding the date of such sale; plus

      (b) an amount equal to the excess, if any, of (i) the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over (ii) the proceeds of such sale, minus all reasonable costs of Lessor and Mortgagee in connection with the sale; plus

      (c) if the date of such sale is not a Stipulated Loss Value Date, an amount equal to interest on the outstanding principal amount of the Equipment Notes at the rate per annum borne thereby from and including the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent to the date of such sale; plus

      (d) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

      (e)   interest on the sum of the amounts specified in the foregoing clause
            (b) at the Payment Due Rate from and including the date of such sale to the date of payment of such amounts.

            15.1.5  RESCISSION

      Lessor may (i) at its option, rescind or terminate this Lease as to the Aircraft, Airframe or any Engine, or any Part thereof, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof.

            15.1.6  OTHER REMEDIES

      In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses of Lessor, Mortgagee the Owner Participant and the Note Holders, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Airframe or any Engine, in accordance with the terms of Section 5 or in placing the Airframe or any Engine, in the condition and airworthiness required by Section 5.

      15.2  LIMITATIONS UNDER CRAF

      Notwithstanding the provisions of Section 15.1, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor or Mortgagee by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Permitted Sublessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

      15.3 RIGHT TO PERFORM FOR LESSEE

      If Lessee (i) fails to make any payment of Rent required to be made by it hereunder or (ii) fails to perform or comply with any of its agreements contained herein and such failure continues for a period of thirty days after written notice thereof is given by Lessor or Mortgagee to Lessee, Lessor or

Mortgagee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Mortgagee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Mortgagee, whichever is entitled thereto. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

      15.4  DETERMINATION OF FAIR MARKET RENTAL VALUE AND FAIR MARKET SALES
            VALUE

      For the purpose of this Section 15, the "Fair Market Rental Value" or the "Fair Market Sales Value" of the Aircraft, Airframe or any Engine, shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of the Aircraft, Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, Airframe and Engines pursuant to this Section 15, in which case an Appraiser shall not be appointed and Fair Market Rental Value and Fair Market Sales Value for purposes of this Section 15 shall be zero.

      15.5  REMEDIES CUMULATIVE

      Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

SECTION 16. LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

      (a) Lessee's obligation to pay Rent hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Note Holder, or any other Person for any reason whatsoever; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof.

      (c) Nothing set forth in this Section 16 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Rent, and other than the matters specified in paragraphs (a) and (b) above).

SECTION 17. RENEWAL AND PURCHASE OPTIONS

      17.1  NOTICES GENERALLY

      (a) At least 120 days prior to the Scheduled Expiration Date or, if a Renewal Lease Term is then in effect, prior to the Scheduled Renewal Term

Expiration Date of such Renewal Lease Term, Lessee may provide notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for a Renewal Lease Term pursuant to Section 17.2 or the option to purchase the Aircraft on the Scheduled Expiration Date or Scheduled Renewal Term Expiration Date of such Renewal Lease Term, as the case may be, pursuant to Section 17.3 (a "Preliminary Notice").

      (b) If any such Preliminary Notice is given by Lessee, then Lessee may provide a further notice specifying which option it intends to elect, with respect to the relevant period, pursuant to Section 17.2.1 or 17.3.1, as the case may be.

      17.2  RENEWAL OPTIONS

            17.2.1  RENEWAL NOTICE

      (a) If Lessee has given a Preliminary Notice, as specified in Section 17.1, and subject to the terms and conditions of this Section 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder until the next Scheduled Renewal Term Expiration Date, on the same terms, provisions and conditions (except as contemplated by this Section 17) set forth herein and in the other Lessee Operative Agreements with respect to the Base Lease Term, by delivery of a notice (a "Renewal Notice") to Lessor not less than 90 days prior to (i) if the Base Lease Term is then in effect, the Scheduled Expiration Date, or (ii) if a Renewal Lease Term is then in effect, the Scheduled Renewal Term Expiration Date for such Renewal Lease Term.

      (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

            (i) No Preliminary Notice or Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for a Renewal Lease Term if any Lease Event of Default shall have occurred and be continuing on and as of the date that such Renewal Lease Term would otherwise commence.

            (ii) Any Renewal Notice shall be revocable by Lessee until 10 Business Days after the Renewal Rent is determined in accordance with Sections 17.2.2 and unless revoked by written notice by Lessee to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Lease Term to which such Renewal Notice relates.

            (iii) Lessee shall not be entitled to give any Renewal Notice if it has (x) not delivered a Preliminary Notice or (y) delivered a Purchase Notice to Lessor.

            17.2.2  RENEWAL RENT

      (a) During the Renewal Lease Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in Section 3.3, Renewal Rent in arrears.

      (b) The Renewal Rent payable by Lessee on each Payment Date during any Fixed Renewal Lease Term shall be the lower of (i) the Renewal Rent Limit and
(ii) the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. The Renewal Rent payable by Lessee on each Payment Date during any Subsequent Renewal Lease Term shall be the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. Any such Fair Market Rental Value shall be determined not more than 120 days and not less than 100 days prior to the date of commencement of such Renewal Lease Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section
17.4. Notwithstanding the foregoing, (i) on the first Payment Date of a Renewal Term, Lessee shall pay to Lessor a pro-rated amount of Renewal Rent equal to (x) the Renewal Rent applicable to such Renewal Term divided by 180 multiplied by
(y) the actual number of days elapsed in such Payment Period and (ii) on the last Payment Date in such Renewal Term Lessee shall pay to Lessor an amount equal to the Renewal Rent minus the amount referred to in the preceding clause
(i).

            17.2.3  STIPULATED LOSS AND TERMINATION VALUES

      (a) For any Renewal Lease Term, Stipulated Loss Value Dates and Termination Value Dates shall be extended throughout such Renewal Lease Term on the same days and for the same months as during the Base Lease Term.

      (b) Stipulated Loss Value and Termination Value amounts that are payable during any such Renewal Lease Term shall be determined at the same time that the Renewal Rent for such Renewal Lease Term is determined under Section 17.2.2. Stipulated Loss Values and Termination Values for any such Renewal Lease Term shall, commencing on the first day of such Renewal Lease Term, be equal to the

Fair Market Sales Value of the Aircraft, computed as of the first day of such Renewal Lease Term, and shall decline ratably on a monthly basis to the Fair Market Sales Value of the Aircraft as of the last day of such Renewal Lease Term.

      (c) Any Fair Market Sales Value of the Aircraft, for purposes of calculating Stipulated Loss Value and Termination Value amounts applicable during any such Renewal Lease Term, shall be determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

      17.3  PURCHASE OPTION

            17.3.1  PURCHASE NOTICE

      (a) Subject to Section 17.1 and the terms and conditions of this Section 17.3, Lessee may elect to purchase the Aircraft, on any Purchase Date, at a purchase price equal to the lesser of 50% of Lessor's Cost and the Fair Market Sales Value of the Aircraft computed as of the Purchase Date.

      (b) Lessee may exercise such option to purchase the Aircraft, by delivery of a notice (a "Purchase Notice") to Lessor not less than 90 days prior to the Purchase Date specified in such Purchase Notice.

      (c) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

            (i) Any Purchase Notice (whether delivered or deemed to have been delivered) shall be revocable until 10 Business Days after the determination of the Fair Market Sales Value in accordance with Section
      17.3.2 and unless revoked by written notice by Lessee to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to purchase the Aircraft under this Section 17.3.

            (ii) Lessee shall not be entitled to give any Purchase Notice in respect of any Purchase Date if it has delivered a Renewal Notice for a Renewal Lease Term that would commence immediately following such Purchase Date.

            17.3.2  DETERMINATION OF FAIR MARKET SALES VALUE

      The Fair Market Sales Value of the Aircraft shall be determined not more than 120 days and not less than 100 days prior to the applicable Purchase Date by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

            17.3.3  TITLE

      Upon full and final payment by Lessee of (a) the applicable purchase price of the Aircraft, (b) all unpaid Rent due and payable through and including the Purchase Date and (c) all other amounts due and payable by Lessee under this Agreement, Lessor will transfer to Lessee title to the Aircraft in accordance with Section 4.5.

      17.4  APPRAISALS

      Whenever Fair Market Rental Value or Fair Market Sales Value of the Aircraft is required to be determined by an appraisal under this Section 17, Lessee and Lessor shall appoint a mutually satisfactory Appraiser to conduct such appraisal. If Lessee and Lessor fail to agree upon a satisfactory Appraiser then each shall promptly appoint a separate Appraiser and such Appraisers shall jointly determine such amount. If either Lessee or Lessor fails to so appoint an Appraiser, the determination of the single Appraiser appointed shall be final. If two Appraisers are appointed and within 7 days after the appointment of the latter of such two Appraisers, they cannot agree upon such amount, such two Appraisers shall, within 8 days after such latter appointment, appoint a third Appraiser and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within 7 days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such 8-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. The foregoing appraisal procedure shall in any event be completed no less than 125 days before the end of the Base Lease Term or the current Renewal Lease Term, as the case may be. If three Appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. The fees and expenses of all such Appraisers and such appraisal procedure shall be borne equally by Lessee and Lessor, PROVIDED that if Lessee elects not to renew this Lease or purchase the Aircraft following the conclusion of such appraisal, Lessee shall pay all expenses of such appraisal.

SECTION 18. MISCELLANEOUS

      18.1  AMENDMENTS

      No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

      18.2  SEVERABILITY

      If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

      18.3  THIRD-PARTY BENEFICIARY

      This Agreement is not intended to, and shall not, provide any person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

      18.4  REPRODUCTION OF DOCUMENTS

      This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

      18.5  COUNTERPARTS

      This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      18.6  NOTICES

      Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1 to the Participation Agreement, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

      18.7  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

      (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

      (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 18.6. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 18.7(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

      (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

      (E) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      18.8  NO WAIVER

      No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

      18.9  ENTIRE AGREEMENT

      This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.


                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee under the Trust
                                          Agreement, as Lessor



                                        By______________________________________
                                          Name:
                                          Title:



                                          CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By______________________________________
                                          Name:
                                          Title:

      Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this ____ day of _________, _______.

                                        WILMINGTON TRUST COMPANY,
                                          as Mortgagee



                                        By______________________________________
                                          Name:
                                          Title:

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee under the Trust
                                          Agreement, as Lessor



                                        By______________________________________
                                          Name:
                                          Title:



                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By______________________________________
                                          Name:
                                          Title:

                                    ANNEX A

             [SEE LEASED AIRCRAFT PARTICIPATION AGREEMENT ANNEX A]

                                  ANNEXES B-D

           [OMITTED AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]

                                                    ----------------------------
                                                    EXHIBIT A - LEASE SUPPLEMENT
                                                       LEASE AGREEMENT [___]
                                                    ----------------------------

                             LEASE SUPPLEMENT NO.__



      LEASE SUPPLEMENT No. [__], dated [________, 20__,] between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement [_____], dated as of [_____________,] with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and CONTINENTAL AIRLINES, INC., a Delaware corporation, as Lessee ("Lessee").

      Lessor and Lessee have heretofore entered into that certain Lease Agreement [______], dated as of [______________,] relating to one Boeing Model [__________] aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

      The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

      1. Lessee has been duly authorized by Lessor to accept, and does hereby irrevocably accept on behalf of Lessor delivery of the Aircraft from Airframe Manufacturer under, and for all purposes of, the Aircraft Bill of Sale, the Participation Agreement and the Purchase Agreement Assignment.

      2. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing [__________] aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

            (i) Airframe: U.S. Registration No. ___________; manufacturer's serial no. ___________; and

            (ii) Engines: two (2) _________________________ engines bearing, respectively, manufacturer's serial nos. ___________ and ____________(each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

      3. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

      4. Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative Agreements.

      5. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

      6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      7. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.

                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee under the Trust
                                          Agreement, as Lessor



                                        By______________________________________
                                          Name:
                                          Title:

                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By______________________________________
                                          Name:
                                          Title:

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee under the Trust
                                          Agreement, as Lessor



                                        By______________________________________
                                          Name:
                                          Title:



                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By______________________________________
                                          Name:
                                          Title:

      Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of _________, __________.

                                        WILMINGTON TRUST COMPANY,
                                          as Mortgagee



                                        By______________________________________
                                          Name:
                                          Title:

                                                    ----------------------------
                                                    EXHIBIT B - LEASE SUPPLEMENT
                                                       LEASE AGREEMENT [___]
                                                    ----------------------------

                          RETURN ACCEPTANCE SUPPLEMENT



      RETURN ACCEPTANCE SUPPLEMENT dated ________, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement [_____________], dated as of [________________________], with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and CONTINENTAL AIRLINES, INC., a Delaware corporation, as Lessee ("Lessee").

      Lessor and Lessee have heretofore entered into that certain Lease Agreement [_________________], dated as of [_____________], relating to one
Boeing Model [___________________] aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease relates to the Airframe and Engines described below.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

      1. This Return Acceptance Supplement is executed by Lessor and Lessee to confirm that on the date hereof the following described Airframe and Engines were returned by Lessee to Lessor:

            (i) Airframe: U.S. Registration No. ________________; manufacturer's serial no. __________________; and

            (ii) Engines: two (2) _____________________ engines bearing, respectively, manufacturer's serial nos. ____________________________ and
      _________________________.

      2. This Return Acceptance Supplement is intended to be delivered in
_____________________.

      3. Lessor and Lessee agree that the return of the Aircraft is in compliance with Section 5 and Annex B of the Lease, except as set forth below:

      4. Lessor and Lessee agree that the Lease is terminated, except for the provisions thereof that expressly survive termination.

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Return Acceptance Supplement to be duly executed as of the day and year first above written.

                                        FIRST SECURITY BANK,
                                        NATIONAL ASSOCIATION, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee under the Trust
                                          Agreement, as Lessor



                                        By______________________________________
                                          Name:
                                          Title:



                                        CONTINENTAL AIRLINES, INC.,
                                          as Lessee



                                        By______________________________________
                                          Name:
                                          Title:

                                 SCHEDULES 1-4

           [OMITTED AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]

                                                --------------------------------
                                                SCHEDULE 5 - PERMITTED COUNTRIES
                                                    LEASE AGREEMENT [_____]
                                                --------------------------------

                               PERMITTED COUNTRIES

Argentina                                  Malaysia

Australia                                  Malta

Austria                                    Mexico

Bahamas                                    Morocco

Belgium                                    Netherlands

Brazil                                     New Zealand

Canada                                     Norway

Chile                                      Paraguay

Denmark                                    Peoples Republic of China

Egypt                                      Philippines

Ecuador                                    Portugal

Finland                                    Republic of China (Taiwan)

France                                     Singapore

Germany                                    South Africa

Greece                                     South Korea

Hungary                                    Spain

Iceland                                    Sweden

India                                      Switzerland

Indonesia                                  Thailand

Ireland                                    Trinidad and Tobago

Italy                                      United Kingdom

Japan                                      Uruguay

Luxembourg                                 Venezuela

                                                        ------------------------
                                                          SCHEDULE 6 - PLACARDS
                                                         LEASE AGREEMENT [_____]
                                                        ------------------------

                                    PLACARDS



                                   Leased from

                   First Security Bank, National Association,
                  not in its individual capacity but solely as
                         Owner Trustee, Owner and Lessor

                                       and
                                  Mortgaged to

                            Wilmington Trust Company,
             not in its individual capacity but solely as Mortgagee